GUILDHALL MINERALS LTD.

AUDIT COMMITTEE CHARTER

1.	Establishment of Audit Committee: The directors of the Corporation (the "Directors") hereby establish an audit committee (the "Audit Committee").

2.           Membership: The membership of the Audit Committee shall be as follows:

(a)	The Audit Committee shall be composed of three members or such greater number as the Directors may from time to time determine.

(b)	The majority of the members of the Audit Committee shall be independent Directors.

(c)
Each member of the Audit Committee shall be financially literate. For purposes hereof "financially literate" has the meaning set forth under NI 52-110 (as amended from time to time) and currently means the ability to read and understand a set of financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably be expected to be raised by the Corporation's financial statements.

(d)
Members shall be appointed annually from among members of the Directors. A member of the Audit Committee shall ipso facto cease to be a member of the Audit Committee upon ceasing to be a Director of the Corporation.

3.
Oversight Responsibility: The external auditor is ultimately accountable to the Directors and the Audit Committee, as representatives of the shareholders and such shareholders representatives have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in any management information circular and proxy statement). The external auditor shall report directly to the Audit Committee and shall have the responsibilities as set forth herein.

4.           Mandate: The Audit Committee shall have responsibility for overseeing:

(a)	the accounting and financial reporting processes of the Corporation; and

(b)           audits of the financial statements of the Corporation.

In addition to any other duties assigned to the Audit Committee by the Directors, from time to time, the role of the Audit Committee shall include meeting with the external auditor and the senior financial management of the Corporation to review all financial statements of the Corporation which require approval by the Directors, including year end audited financial statements. Specifically, the Audit Committee shall have authority and responsibility for:

(a)	reviewing the Corporation's financial statements, MD&A and earnings press releases before the information is publicly disclosed;

(b)
overseeing the work of the external auditors engaged for purpose of preparing or issuing , an audit report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the .external auditors regarding financial reporting;

(c)	reviewing annually and recommending to the Directors:

(i)	the external auditors to be nominated for purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; and
(ii)	the compensation of the external auditors.

(d)           discussing with the external auditor:

(i)
the scope of the audit, in particular their view of the quality of the Corporation's accounting principles as applied in the financials in terms of disclosure quality and evaluation methods, inclusive of the clarity of the Corporation's financial disclosure and reporting, degree of conservatism or aggressiveness of the Corporation's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the auditors;

(ii)	significant changes in the Corporation's accounting principles, practices or policies; and

(iii)	new developments in accounting principles, reporting matters or industry practices which may materially affect the Corporation.

(e)	reviewing with the external auditor and the Corporation's senior financial management the results of the annual audit regarding:

(i)	the financial statements;

(ii)	MD&A and related financial disclosure contained in continuous disclosure documents;

(iii)           significant changes, if any, to the initial audit plan;

(iv)	accounting and reporting decisions relating to significant current year events and transactions;

(v)	the management letter, if any, outlining the auditor's findings and recommendations, together with management's response, with respect to internal controls and accounting procedures; and

(vi)	any other matters relating to the conduct of the audit, including such other matters which should be communicated to the Audit Committee under Canadian generally accepted auditing standards.

(f)	reviewing and discussing with the Corporation's senior financial management and, if requested by the Audit Committee, the external auditor:

(i)	the interim financial statements;

(ii)           the interim MD&A; and

(iii)	any other material matters relating to the interim financial statements, including, inter alia, any significant adjustments, management judgments or estimates, new or amended accounting policies.

(g)
receipt from external auditor of a formal written statement delineating all relationships between the auditor and the Corporation and considering whether the advisory services performed by the external auditor during the course of the year have impacted their independence, and also ensuring that no relationship or services between ) the external auditor and the Corporation is in existence which may affect the objectivity and independence of the auditor or recommending appropriate action to ensure the independence of the external auditor.

(h)
pre-approval of all non-audit services to be provided to the Corporation or its subsidiary entities by the external auditors or the external auditors of the Corporation's subsidiary entities, unless such pre-approval is otherwise appropriately delegated or if appropriate specific policies and procedures for the engagement of non-audit services have been adopted by the Audit committee.

(i)
reviewing and discussing with the external auditors and senior financial management: the adequacy of procedures for review of disclosure of financial information extracted or derived from financial statements, other than the disclosure referred to in subparagraph (a) above.

(j)	establishing and reviewing of procedures for:

(i)	receipt, retention and treatment of complaints received by the Corporation and its subsidiary entities regarding internal accounting controls, or auditing matters; confidential;

(ii)	anonymous submission by employees of the Corporation and its subsidiary entities of concerns regarding questionable accounting or auditing matters; and

(iii)	hiring policies regarding employees and former employees of present and former external auditors of the Corporation and its subsidiary entities.

(k)
reviewing with the external auditor, the adequacy of management's internal control over financial reporting relating to financial information and management information systems and inquiring of management and the external auditor about significant risks and exposures to the Corporation that may have a material adverse impact on the Corporation's financial statements, and inquiring of the external auditor as to the efforts of management to mitigate such risks and exposures.

(1)	reviewing and/or considering that, with regard to the previous fiscal year,

•
management has reviewed the Corporation's audited financial statements with the Audit Committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the financial statements;

•
the external auditors and the Audit Committee have discussed the external auditors' judgments of the quality of the accounting principles applied and the type of judgments made with respect to the Corporation's financial statements;

•
the Audit Committee, on its own (without management or the external auditors present), has considered and discussed all the information disclosed to the Audit Committee from the Corporation's management and the external auditor; and

•
in reliance on review and discussions conducted with senior financial management and the external auditors, the Audit Committee believes that the Corporation's financial statements are fairly presented in conformity with the with Canadian Generally Accepted Accounting Principles (GAAP) in all material respects and that the financial statements fairly reflect the financial condition of the Corporation.

5.	Administrative Matters: The following general provisions shall have application to the Audit Committee:

(a)
A quorum of the Audit Committee shall be the attendance of a majority of the members thereof. No business may be transacted by the Audit Committee except at a meeting of its members at which a quorum of the Audit Committee is present or by a resolution in writing signed by all the members of the Audit Committee.

(b)
Any member of the Audit Committee may be removed or replaced at any time by resolution of the Directors of the Corporation. If and whenever a vacancy shall exist on the Audit Committee, the remaining members may exercise all its powers so long as a quorum remains.  Subject to the foregoing, each member of the Audit Committee shall hold such office until the close of the annual meeting of shareholders next following the date of appointment as a member of the Audit Committee or until a successor is duly appointed.

(c)
The Audit Committee may invite such Directors, directors, officers and employees of the Corporation or affiliates thereof as it may see fit from time to time to attend at meetings of the Audit Committee and to assist thereat in the discussion of matters being considered by the Audit Committee. The independent auditor is to appear before the Audit Committee when requested to do so by the Audit Committee.

(d)
The time and place for the Audit Committee meetings, the calling and the procedure at such meetings shall be determined by the Audit Committee having regard to the Articles and By-Laws of the Corporation.

(e)
The Chair shall preside at all meetings of the Audit Committee and shall have a second and deciding vote in the event of a tie. In the absence of the Chair, the other members of the Audit Committee shall appoint a representative amongst them to act as Chair for that particular meeting.

(f)
Notice of meetings of the Audit Committee may be given to the independent auditor and shall be given in respect of meetings relating to the annual audited financial statements. The independent auditor has the right to appear before and to be heard at any meeting of the Audit Committee. Upon the request of the independent auditor, the Chair of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters which the external auditor believes should be brought to the attention of the Directors or shareholders of the Corporation.

(g)
The Audit Committee shall report to the Directors of the Corporation on such matters and questions relating to the financial position of the Corporation or any affiliates of the Corporation as the Directors of the Corporation may from time to time refer to the Audit Committee.

(h)
The members of the Audit Committee shall, for the purpose of performing their duties, have the right to inspect all the books and records of the Corporation and its affiliates, and to discuss such books and records that are in any way related to the financial position of the Corporation with the Directors, directors, officers, employees and independent auditor of the Corporation and its affiliates.

(i)
Minutes of the Audit Committee meetings shall be recorded and maintained. The Chair of the Audit Committee will report to the Directors on the activities of the Audit Committee and/or the minutes of the Audit Committee meetings will be promptly circulated to the Directors or otherwise made available at the next meeting of Directors.

(j)
The Audit Committee shall, upon the approval of the Directors, adopt a formal written charter, which sets out the Audit Committee's responsibilities, the way they should be implemented and any other requirement such as membership and structure of the Audit Committee. The Audit Committee shall review and reassess the adequacy of the charter on an annual basis.

(k)	The Audit Committee shall ensure and/or consider that, with regard to the previous fiscal year,

(i)
management has reviewed the Corporation's audited financial statements with the Audit Committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the financial statements;

(ii)
the external auditor and the Audit Committee have discussed the independent auditor's judgments of the quality of the accounting principles applied and the type of judgments made with respect to the Corporation's and/or the Corporation's financial statements;

(iii)
the Audit Committee, on its own (without management or the independent auditors present), has considered and discussed all the information disclosed to the Audit Committee from the Corporation's management and the external auditor; and

(iv)
in reliance on review and discussions conducted with management and outside auditors, the Audit Committee believes that the Corporation's financial statements are fairly presented in conformity with the with Canadian Generally Accepted Accounting Principles (GAAP) in all material respects.

(l)           The Audit Committee shall have the authority to:

(i)	engage independent counsel and other advisors or consultants as it determines necessary to carry out its duties;

(ii)	set and pay the compensation for any advisors employed by the Audit Committee; and

(iii)	communicate directly with the internal (if any) and external auditors and qualified reserves evaluators or auditors.